AGREEMENT DATED
                            FEBRUARY 8, 2001 BETWEEN
                    SUNSHINE PCS CORPORATION (THE "COMPANY")
                      AND LYNCH PCS CORPORATION A ("LPCS")


         This will confirm the agreement between the Company and LPCS as follows:

         1. Immediately prior to the effective time of the registration statement relating to the spin-off of the Class A common Stock of the Company (the "Registration Statement") and contingent upon such effectiveness, LPCS will contribute to the capital of Fortunet Communications, L.P. all indebtedness of the Company to LPCS under Promissory Notes dated November 21, 1995 issued by predecessors of, and assumed by, the Company, including all principal thereof, all interest thereon and all commitment fees payable with respect thereto, aggregating approximately $80.0 million at September 30, 2000.

         2. In addition, concurrently therewith and contingent upon the effectiveness of the Registration Statement, LPCS will make a cash contribution of $250,000 to the Company in exchange for (a) the issuance by the Company to LPCS of (i) $16.1 million principal amount of its subordinated promissory notes in the form described in the Registration Statement; (ii) shares of its preferred stock with a liquidation preference of $10.0 million and with the additional rights, powers and preferences described in the Registration Statement, and (iii) a warrant to purchase 4,300,000 shares of Class A Common Stock of the Company at $0.75 per share in the form filed as an exhibit to the Registration Statement; and (b) the issuance by the Company of warrants providing for the issuance of certain additional securities of the Company, if and when Cascade Investment LLC shall convert into common stock of Lynch Interactive Corporation ("LIC") all or a portion of a certain Convertible Promissory Note dated December 10, 1999 of LIC, all as more fully described in the Registration Statement.


Sunshine PCS Corporation            Lynch PCS Corporation A



By: ____________________            By: ___________________
    Karen E. Johnson                    Robert E. Dolan
    President                                   President